EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 1, 2010, with respect to the statements of condition including the related portfolios of EAFE Select 20 Portfolio 2010-3, The Dow Jones Select Dividend Index Strategy Portfolio 2010-3, Select 5 Industrial Portfolio 2010-3, Select S&P Industrial Portfolio 2010-3, Select S&P Core Portfolio 2010-3, Global 45 Dividend Strategy Portfolio 2010-3, Multi-Strategy Series: EAFE, EDVY 2010-3 and Select 10 Industrial Portfolio 2010-4 (included in Van Kampen Unit Trusts, Series 996) as of July 1, 2010, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-166675) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
July 1, 2010